UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 31, 2022

(Date of earliest event reported)

SANGUI BIOTECH INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-21271	84-1330732
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

Bleichenbrücke 9, 20354 Hamburg, Germany

(Address of principal executive offices)

011-49-40-46093120

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).       Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [  ]

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 31, 2022, Sangui BioTech International, Inc. (the “Company” or “Sangui”) was notified by the OTC Markets Group (the “OTC”) that the OTC had determined to commence proceedings to delist its common stock (the “Common Stock”) from the OTCQB as a result of the Company’s failure to comply with the continued listing standard set forth in the OTCQB Standards, Section 2.3(2) which states that the company must “maintain proprietary priced quotations published by a Market Maker in OTC Link with a minimum closing bid price of $.01 per share on at least one of the prior thirty consecutive calendar days.”

On November 2, 2022, the Company’s Common Stock was automatically moved down to, and was available to immediately trade, on the Pink Market, which is also operated by OTC Markets Group Inc. The Company will continue to be traded under the symbol “SGBI,” and the Company intends to remain current in its Security and Exchange Commission public reporting requirements following the transfer to the Pink Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGUI BIOTECH INTERNATIONAL, INC.

Dated: November 3, 2022/s/ Thomas Striepe

By: Thomas Striepe

Chief Executive Officer and Principal Financial Officer